EXHIBIT 99.2B







                                  Exhibit 7

                      Consent of Thomas E. Pierpan, Esq.






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                                WRL Letterhead





November 27, 1998



Western Reserve Life Assurance Co. of Ohio
570 Carillon Parkway
St. Petersburg, Florida 33716

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-62397) for Western Reserve Life Assurance Co. of Ohio Series Life Account, as filed with the Securities and Exchange Commission.


/s/ THOMAS E. PIERPAN
----------------------------
Thomas E. Pierpan
Vice President, Associate General Counsel and
Assistant Secretary